UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 8, 2026

PERASO INC.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2033 Gateway Pl., Suite 500

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On September 8, 2026, James Sullivan notified Peraso Inc. (the “Company”) of his resignation as Chief Financial Officer and Secretary of the Company and from his positions as an officer and director of the Company’s subsidiaries, effective October 2, 2026 (the “Resignation”). Mr. Sullivan’s Resignation is for personal reasons and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or its financial statements or disclosures. The Company thanks Mr. Sullivan for his service and wishes him well in his future endeavors.

Appointment of Interim Chief Financial Officer

Ronald Glibbery, the Company’s Chief Executive Officer and a member of the Board, has been appointed to serve as interim Chief Financial Officer and Secretary of the Company, and designated Mr. Glibbery as the Company’s principal financial officer and principal accounting officer, in each case effective October 2, 2026 and continuing until a successor is duly appointed and qualified. Mr. Glibbery will serve in this interim capacity in addition to his continuing role as Chief Executive Officer. Mr. Glibbery will not receive any additional salary, bonus, equity award, or other compensation in connection with his service in these interim capacities, and his compensation will remain as previously approved by the Board with respect to his role as Chief Executive Officer.

The information required by Items 401(b), (d) and (e) of Regulation S-K regarding Mr. Glibbery was previously reported in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 10, 2026, and such information is incorporated by reference herein. Mr. Glibbery is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

Share Increase to the Amended and Restated 2019 Stock Incentive Plan

As reported below under Item 5.07 of this Current Report on Form 8-K, on September 10, 2026, at the Company’s 2026 Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2019 Stock Incentive Plan (as amended from time to time, the “2019 Plan”) to increase the number of shares of the Company’s common stock reserved for issuance thereunder by 1,500,000 shares (the “Plan Amendment”). A summary of the material terms of the Plan Amendment is included under the heading “Proposal 3” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 10, 2026 (the “Proxy Statement”), and such summary is incorporated by reference herein. The Amended and Restated 2019 Plan, reflecting the Plan Amendment, is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The foregoing description of the Plan Amendment is qualified in its entirety by reference to the full text of Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 10, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), and a quorum for the transaction of business was present in person virtually or represented by proxy, which represented approximately 41.62% of the voting power of the Company’s outstanding shares of voting stock entitled to vote at the Annual Meeting. The Company’s stockholders voted on six proposals, which are described in more detail in the Proxy Statement.

Summarized below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting:

●	Proposal 1 - Election of directors to serve until the next annual meeting of stockholders.

	For	Withheld	Broker Non-Vote
Ronald Glibbery	887,320	230,011	5,157,456
Cornelis Links	1,006,218	111,113	5,157,456
Andreas Melder	1,004,156	113,175	5,157,456
Robert Y. Newell	999,538	117,793	5,157,456

All of the foregoing candidates were elected to serve as directors until the next annual meeting of stockholders and until the election and qualification of his successor or his earlier resignation, removal or death.

●	Proposal 2 - Ratification of the audit committee’s appointment of Weinberg & Company, P.A. as independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain	Broker Non-Vote
5,937,751	169,037	167,999	-

The foregoing proposal was approved.

●	Proposal 3 - Approval of the amendment of the 2019 Plan to increase the number of shares currently reserved for issuance thereunder by 1,500,000 shares.

For	Against	Abstain	Broker Non-Vote
686,303	390,534	40,494	5,157,456

The foregoing proposal was approved.

●	Proposal 4 - Advisory approval of the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Vote
775,954	285,755	55,622	5,157,456

The foregoing proposal was approved.

●	Proposal 5 - Approval, for purposes of Nasdaq Listing Rule 5635(d), of the issuance of shares of the common stock to Roth Principal Investments, LLC pursuant to the Common Stock Purchase Agreement, dated as of June 30, 2026.

For	Against	Abstain	Broker Non-Vote
766,186	319,640	31,505	5,157,456

The foregoing proposal was approved.

●	Proposal 6 - Approval of one or more adjournments of the Annual Meeting.

For	Against	Abstain	Broker Non-Vote
5,552,667	539,570	182,550	-

The foregoing proposal was approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Amended and Restated Peraso Inc. 2019 Stock Incentive Plan, as amended
104	The cover page of this Current Report on Form 8-K formatted in Inline XBRL

*	Management contract, compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: September 11, 2026	By:	/s/ James Sullivan
James Sullivan Chief Financial Officer

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